UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2010

Date of Report (Date of earliest event reported)

Commission File Number: 005-85380

Alaska Pacific Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	10949905	20-4523691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 625, 2005 Costa Del Mar Road, Carlsbad CA, 92009

 (Address of Principal Executive Offices) (Zip Code)

604-274-1565

(Registrant’s telephone number, including area code)

Item 1.01               Entry Into a Material Definitive Agreement.

On March 18, 2010, Alaska Pacific Energy Corp. (the “Company”) entered into an Oil Sands Licensing Agreement (the “Agreement”) with Engineering Technology, Inc. (“Entec”).  Pursuant to the terms of the Agreement (attached hereto as Exhibit 10.6), the Company shall receive a non-exclusive, non-transferable, non sub-licensable, royalty free, fully paid-up license to use Entec’s North American License rights to Entec’s Horizontal Directional Drilling Oilsands Recovery Solutions for any oil-sands recovery activities in which the Company is now or hereafter engaged.  In exchange for this exclusive North American License, the Company will issue 15,000,000 restricted common shares to Entec.

Item 9.01               Financial Statements and Exhibits.

Exhibit 10.6          OilSands Licensing Agreement between Alaska Pacific and Engineering Technology, Inc., dated March 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2010

ALASKA PACIFIC ENERGY CORP.

By: /s/ James R. King
James R. King
President, Chief Executive Officer and Director